                                           FILED PURSUANT TO RULE NO. 424(b)(2)
                                           REGISTRATION NO. 333-38545

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 30, 1997)
                                     LOGO
                            HELLER FINANCIAL, INC.
                              U.S.$2,500,000,000
                          MEDIUM-TERM NOTES, SERIES H
            DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE
                                 -------------
  Heller Financial, Inc. (the "Company") may from time to time offer its Medium-Term Notes, Series H (the "Notes"), with an aggregate initial public offering price or purchase price of up to U.S.$2,500,000,000 or the equivalent thereof in other currencies or composite currencies, subject to reduction as a result of the Company's sale of other Debt Securities, Warrants or Senior Preferred Stock (each as defined in the Prospectus).
  The Notes will be offered at varying maturities from nine months to thirty years from their dates of issue and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity.
Each Note will be denominated in U.S. dollars or in other currencies, European Currency Units ("ECUs") or other composite currencies (in any case, the "Specified Currency") as set forth in a pricing supplement (the "Pricing Supplement") to this Prospectus Supplement. See "Risk Factors--Currency Risks" and "Important Currency Information." Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or at a floating rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, LIBOR, the Treasury Rate, the Federal Funds Rate, the Prime Rate or any other Base Rate (all as defined herein) set forth in the applicable Pricing Supplement, as adjusted by the Spread (as defined herein) or Spread Multiplier (as defined herein), if any, applicable to such Note. See "Description of Notes."
  A Note may provide for principal payments to be made over the life of the Note (an "Amortizing Note"), or the principal amount payable at the stated maturity of, or the interest on a Note, or both, may be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (an "Indexed Note"), all as indicated in the applicable Pricing Supplement. See "Description of Notes--Indexed Notes" and "--Amortizing Notes."
  Each Note will be issued in fully registered form and will be represented by either a global certificate (a "Global Security") registered in the name of, or the name of a nominee of, The Depository Trust Company ("DTC") or another depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is herein referred to as the "Depositary", and each Note represented by a Global Security is herein referred to as a "Book-Entry
Note"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. See "Description of Notes-- Book-Entry System."
  Each Note will be issued in the denomination of U.S.$1,000 or any larger amount that is an integral multiple of U.S.$1,000 or, in the case of a Note denominated in a Specified Currency other than U.S. dollars, in the denominations set forth in the applicable Pricing Supplement.
  Unless otherwise indicated, interest on each Fixed Rate Note will accrue from its date of issue and will be payable either semiannually on each March 1 and September 1 or annually on each February 1, and at maturity. Interest on each Floating Rate Note will accrue from its date of issue and will be payable monthly, quarterly, semiannually or annually, as set forth in the applicable Pricing Supplement, and at maturity.
  The Specified Currency, any applicable interest rate or interest rate formula, the issue price, the maturity, any interest payment dates, any redemption provisions and any repayment provisions for each Note, whether such Note may be issued as an Indexed Note or an Amortizing Note, whether such Note will be a Book Entry Note or a Certificated Note and any other terms applicable to such Note will be established at the time of issuance of each such Note and will be set forth therein and in the applicable Pricing Supplement.
                                 -------------
 SEE "RISK FACTORS" ON PAGE S-2 FOR A DESCRIPTION OF CERTAIN RISK FACTORS THAT
      SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES.
THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY
    PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              PRICE TO PUBLIC(1)      AGENTS' COMMISSION(2)       PROCEEDS TO THE COMPANY(2)(3)
---------------------------------------------------------------------------------------------------------------
Per Note ...................         100%                .125% to .750%                  99.250%-99.875%
---------------------------------------------------------------------------------------------------------------
                                                         U.S.$3,125,000-               U.S.$2,481,250,000-
Total(4)....................  U.S.$2,500,000,000         U.S.$18,750,000                U.S.$2,496,875,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Each Note will be sold at 100% of its principal amount, except as may be provided in the applicable Pricing Supplement.
(2) The Company will pay a commission to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancAmerica Robertson Stephens, Chase Securities Inc., Citicorp Securities, Inc., Credit Suisse First Boston Corporation, First Chicago Capital Markets, Inc., Goldman, Sachs & Co., Lehman Brothers, Lehman Brothers Inc., J.P. Morgan Securities Inc. or UBS Securities LLC, each as agent (collectively, the "Agents"), in the form of a discount, ranging from .125% to .750%, depending upon the maturity of the Note, of the principal amount of any Note sold through such Agent. The Company may also sell Notes to an Agent at a discount for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by such Agent, or otherwise. Unless otherwise specified in the applicable Pricing
    Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by such Agent.
(3) Before deducting other expenses payable by the Company estimated to be U.S.$1,000,000, including reimbursement of certain of the Agents'
    expenses.
(4) Or the equivalent thereof in other currencies or composite currencies. The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
                                 -------------
  The Notes are being offered on a continuous basis by the Company through the Agents, each of whom has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. In addition, Notes may be sold to the Agents, as principals, for resale to investors or other purchasers. The Company may also sell Notes directly to investors on its behalf. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for any of the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent who solicits any offer may reject such offer in whole or in part. See "Plan of Distribution."
                                 -------------
MERRILL LYNCH & CO.
     BANCAMERICA ROBERTSON STEPHENS
               CHASE SECURITIES INC.
                      CITICORP SECURITIES, INC.
                              CREDIT SUISSE FIRST BOSTON
                                     FIRST CHICAGO CAPITAL MARKETS, INC.
                                             GOLDMAN, SACHS & CO.
                                                    LEHMAN BROTHERS
                                                           J.P. MORGAN
                                                           SECURITIES INC.
                                 -------------                      UBS
                                                                    SECURITIES
         The date of this Prospectus Supplement is November 17, 1997.

  CERTAIN PERSONS PARTICIPATING IN AN OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS AS PRINCIPAL ON A FIXED PRICE OFFERING BASIS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                               ----------------

                                  RISK FACTORS

  Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement, the accompanying Prospectus and the applicable Pricing Supplement, the following risk factors before purchasing the Notes offered hereby.

CURRENCY RISKS

  An investment in a Note denominated in a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including any composite currency) in which a purchaser conducts its primary business (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Similarly, an investment in a Currency Indexed Note (as defined herein) entails significant risks that are not associated with a similar investment in a security the principal amount of which payable at maturity is not determined by reference to the rate of exchange between two currencies or composite currencies. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the home currency and the Specified Currency, in the case of a Note denominated in a Specified Currency other than the applicable home currency, and in the rate of exchange between the Denominated Currency (as defined herein) and the Indexed Currency (as defined herein), in the case of a Currency Indexed Note, and the possibility of the imposition or modification of foreign exchange controls with respect to the Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic, financial and political events and the supply of, and demand for, the relevant currencies. In recent years, rates of exchange for certain currencies have been highly volatile, and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency in which a Note is denominated against the relevant home currency would result in a decrease in the effective yield of such Note below its coupon rate and in certain circumstances could result in a loss to the investor on a home currency basis. Similarly, depreciation of the Denominated Currency of a Currency Indexed Note against the relevant Indexed Currency would result in the principal amount payable at the Stated Maturity Date being less than the Face Amount of such Currency Indexed Note which, in turn, would decrease the effective yield of such Note below its coupon rate and could also result in a loss to the investor. See "Description of Notes--Indexed Notes--Currency Indexed Notes-- Payment of Principal and Interest".

  Governments or monetary authorities have from time to time imposed, and may in the future impose or revise, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments with respect to a Note. At present, the Company has identified the following currencies and currency units in which payments on Notes may be made:
Australian dollars, Canadian dollars, Danish kroner, English pounds sterling, Italian lire, New Zealand dollars, United States dollars and ECUs. There can be no assurances that exchange controls will not restrict or prohibit payments in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that on a payment date with respect to any particular Note, the Specified Currency for such Note would not be available to the Company to make payments then due. In such event, the Company will make such payments in the manner set forth under "Description of Notes--Indexed Notes-- Currency Indexed Notes--Payment Currency".

  Unless otherwise provided in the applicable Pricing Supplement, Notes denominated in foreign currencies other than ECUs will not be sold in, or to residents of, the country of the Specified Currency in which particular Notes are denominated.

  The Pricing Supplement relating to each Note denominated in a Specified Currency other than U.S. dollars or any Currency Indexed Note will contain information concerning relevant historical exchange rates for the applicable Specified Currency, Denominated Currency and/or Indexed Currency, as the case may be, a description of such currency or currencies and any exchange controls affecting such currency or currencies.

  THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO AND THE PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN A PROSPECTIVE PURCHASER'S HOME CURRENCY, OR OF AN INVESTMENT IN CURRENCY INDEXED NOTES, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN THE PARTICULAR HOME CURRENCY, OR OF AN INVESTMENT IN CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

STRUCTURE RISKS

  An investment in Notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more currencies or composite currencies (including exchange rates and swap indices between currencies or composite currencies), commodities, interest rates or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that such indices or formulas may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed rate or floating rate debt security issued by the Company at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that the investor could lose all or a substantial portion of principal and/or premium, if any, payable on the Stated Maturity Date (as defined herein). Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile, and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

  Any optional redemption feature of Notes might affect the market value of such Notes. Since the Company may be expected to redeem such Notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on such Notes.

  The Notes will not have an established trading market when issued, and there can be no assurance that a secondary market for the Notes will develop or as to the continued liquidity of such market if one develops. See "Plan of Distribution."

  The secondary market, if any, for such Notes will be affected by a number of factors independent of the creditworthiness of the Company and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to any applicable index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such Notes readily or at prices that will enable investors to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

                         IMPORTANT CURRENCY INFORMATION

  Purchasers are required to pay for Notes in the currency in which such Notes are denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks may have limited ability to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a currency other than U.S. dollars, the Agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into such currency to enable the purchaser to pay for such Notes. Such requests must be made on or before the third Business Day preceding the date of delivery of the Notes, or by such other date as determined by such Agent. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

                              DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities (as defined in the accompanying Prospectus) set forth under the heading "Description of Debt Securities" in the Prospectus, to which description reference is hereby made. The following description will apply to each Note unless otherwise specified in the applicable Pricing Supplement.

GENERAL

  The Notes will be issued as a series of Debt Securities under an indenture relating to senior securities, dated as of September 1, 1995, as amended (the "Senior Indenture"), between the Company and State Street Bank and Trust Company, as successor to Shawmut Bank Connecticut, National Association, as trustee (the "Trustee"), which is more fully described in the Prospectus. A copy of the Senior Indenture is filed as an exhibit to the Registration Statement of which the Prospectus is a part. The Company has appointed the Trustee as Paying Agent and Securities Registrar under the Senior Indenture with respect to the Notes, and the Trustee will maintain an office or agency in The City of New York for such purposes.

  The Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured Senior Debt (as defined in the Senior Indenture) of the Company.

  Neither the Senior Indenture nor the Notes afford the holders of the Notes specific protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of the Notes.

  The Notes are limited to an aggregate initial public offering price or purchase price of up to U.S.$2,500,000,000 or the equivalent thereof in other currencies or composite currencies, subject to reduction as a result of the Company's sale of other Debt Securities, Warrants or Senior Preferred Stock. The U.S. dollar equivalent of Notes denominated in currencies other than U.S. dollars will be determined by the Exchange Rate Agent (as defined below), on the basis of the noon buying rate for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate"), for such currencies on the applicable issue dates.

  The Notes will be offered on a continuous basis by the Company through the Agents and will mature on any Business Day (as defined below) from nine months to thirty years from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity as set forth under "--Redemption and Repayment." Each Note will be denominated in U.S. dollars or in other currencies, ECUs or such other composite currencies (in any case, the "Specified Currency") as specified in the applicable Pricing Supplement. Each Note will bear interest at either (i) a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at an Issue Price (as defined below) representing a discount from the principal amount payable at maturity (a "Zero-Coupon Note"), or (ii) a floating rate (a "Floating Rate Note") determined by reference to the interest rate basis or combination of interest rate bases (the "Base Rate") specified in the applicable Pricing Supplement which may be adjusted by a Spread or Spread Multiplier (each as defined below).

  The Notes may be issued as Currency Indexed Notes the principal amount of which payable at maturity will be determined by the difference between the currency in which such Notes are denominated and another currency or composite currency set forth in the applicable Pricing Supplement. See "--Indexed Notes-- Currency Indexed Notes" below. Notes may also be issued with the principal amount payable at the Stated Maturity Date (as defined below) and/or the amount of interest payable on any Interest Payment Date (as defined below) to be determined by reference to one or more commodity prices, equity indices or other financial or non-financial indices and on such other terms as may be set forth in the relevant Pricing Supplement (together with the Currency Indexed Notes, the "Indexed Notes"). Information as to the method for determining the principal amount payable at maturity and/or the amount of interest payable and certain additional tax considerations regarding Indexed Notes will be set forth in the applicable Pricing Supplement. In addition, Notes may be issued from time to time as Amortizing Notes (as defined below) with the principal amount payable in accordance with a table included in the applicable Pricing Supplement.

  Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Except as set forth under "Book-Entry System" below, Book-Entry Notes will not be issuable in certificated form. It is currently contemplated that only Notes that are denominated in a Specified Currency of U.S. dollars will be issued as Book-Entry Notes.

  The authorized denominations of each Note denominated in U.S. dollars will be U.S.$1,000 or any larger amount that is an integral multiple of U.S.$1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be set forth in the applicable Pricing Supplement.

  "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (ii) if the Note is denominated in a Specified Currency other than U.S. dollars, (a) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (which in the case of ECUs shall be Brussels, Belgium) and (b) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency and (iii) with respect to LIBOR Notes, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

  "Original Issue Discount Note" means (i) a Note, including any Zero-Coupon Note, that has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its principal amount multiplied by the number of full years from the Original Issue Date to the Stated Maturity Date (each as defined below) for such Note and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

  The Pricing Supplement relating to each Note will describe the following terms: (i) the Specified Currency for such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations); (ii) the price (which may be expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (iii) the date on which such Note will be issued (the "Original Issue Date"); (iv) the date on which such Note will mature (the "Stated Maturity Date"); (v) whether such Note is a Fixed Rate Note or a Floating Rate Note; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the interest payment date or dates, if different from those set forth below under "Fixed Rate Notes"; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Determination Dates, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread, if any, the Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; (viii) whether such Note is an Original Issue Discount Note and, if so, the original issue discount; (ix) if such Note is an Indexed Note, information pertaining to the method for determining the principal amount payable at the Stated Maturity Date and historical information relating to the specified index; (x) if such Note is a Currency Indexed Note, the Denominated Currency, the Indexed Currency, the Face Amount, the Base Exchange Rate, the Determination Agent and the Reference Dealers relating to such Currency Indexed Notes (all as defined below); (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to the Stated Maturity Date and, if so, the provisions relating to such redemption or repayment; (xii) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; (xiii) if such Note is an Amortizing Note, a table setting forth repayment information; (xiv) certain additional United States federal income tax considerations; and (xv) any other terms of such Note not inconsistent with the provisions of the Senior Indenture.

PAYMENT OF PRINCIPAL AND INTEREST

  The principal of, and any premium and interest on, each Note are payable by the Company in the Specified Currency for such Note. If the Specified Currency for a Note is other than U.S. dollars, the Company will, unless otherwise specified in the applicable Pricing Supplement, appoint an agent (initially, the Trustee) (the "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph and to perform such conversions on behalf of the Company. Notwithstanding the foregoing, the holder of a Note denominated in a Specified Currency other than U.S. dollars may (if the Note and the applicable Pricing Supplement so indicate) elect to receive all such payments in the Specified Currency by delivery of a written request to the Paying Agent (addressed to State Street Bank and Trust Company, Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, Attention: Corporate Trust Window or at such other address as it may designate as its office or agency in The City of New York) which must be received by the Paying Agent on or prior to the applicable record date or at least 15 calendar days prior to maturity, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable record date or at least 15 calendar days prior to maturity, as the case may be. Any such election or change thereof shall be deemed to be made for all Notes denominated in such Specified Currency which are registered in the name of such holder, unless such holder specifies in such written request the particular Notes (by the Note number of each such Note) with regard to which such election or change thereof shall not apply. However, such election may not be effective under certain circumstances as described below under "Indexed Notes--Currency Indexed Notes-- Payment Currency." In the absence of manifest error, all determinations by the Exchange Rate Agent shall be final and binding on the Company and the holders of the Notes. Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described in the Senior Indenture and herein to be performed by the Paying Agent. The Company will notify the holders of the Notes, in accordance with the Senior Indenture, of any change in the Paying Agent or its address.

  In the case of a Note denominated in a Specified Currency other than U.S. dollars, unless the holder has elected otherwise as provided above, payment in respect of such Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable to all holders of Notes denominated in such Specified Currency electing to receive payment in U.S. dollars on such payment date. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described below under "--Indexed Notes--Currency Indexed Notes--Payment Currency." All currency exchange costs will be borne by the holders of such Notes by deductions from such payments.

  Unless otherwise specified in the applicable Pricing Supplement, payments in U.S. dollars of interest on Certificated Notes (other than interest payable at maturity or upon earlier redemption or repayment) will be made by mailing a check to the holder at the address of such holder appearing in the security register on the applicable record date. Notwithstanding the foregoing, a holder of U.S.$10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and terms (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by any holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Paying Agent, as provided above), such holder shall provide appropriate payment instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee in the Specified Currency. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on Global Securities representing Book-Entry Notes will be paid by immediately available funds to the Depositary or its nominee. Beneficial owners of Book-Entry Notes will be paid in accordance with the Depositary's and the participant's procedures in effect from time to time as described in the Prospectus under "Description of Debt Securities-- Provisions Applicable to Senior, Subordinated and Junior Subordinated Debt Securities--Book-Entry, Delivery and Form." Unless otherwise specified in the applicable Pricing Supplement, principal, and any premium and interest payable at maturity or upon earlier redemption or repayment in respect of a Note, will be paid in immediately available funds upon surrender of such Note accompanied by wire instructions at the office of the Paying Agent.

  Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described in the Prospectus under "Description of Debt Securities--Provisions Applicable to Senior, Subordinated and Junior Subordinated Debt Securities--Events of Default, Notice and Waiver," the amount of principal due and payable with respect to such Note shall be the Amortized Face Amount of such Note as of the date of such declaration. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to
(i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

  The record date with respect to any Interest Payment Date (as defined below) shall be the date (whether or not a Business Day) 15 calendar days (unless otherwise specified in the applicable Pricing Supplement) immediately preceding such Interest Payment Date. Interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the record date immediately preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a record date and an Interest

Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding record date to the registered holder on such next succeeding record date; provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

  All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from such calculation on the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. This limit may not apply to Notes in which U.S.$2,500,000 or more has been invested.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from its Original Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or payment thereof is duly provided for. The Pricing Supplement relating to each Fixed Rate Note will indicate whether interest on such Fixed Rate Note will be payable either semiannually on each March 1 and September 1 or annually on each February 1 (each an "Interest Payment Date") and, in either case, at maturity or upon earlier redemption or repayment. Unless otherwise provided, each payment of interest in respect of an Interest Payment Date will include interest accrued to, but excluding, such Interest Payment Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  Any payment otherwise required to be made in respect of a Fixed Rate Note on a date that is not a Business Day for such Fixed Rate Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

FLOATING RATE NOTES

  Each Floating Rate Note will bear interest from its Original Issue Date at rates determined by reference to the Base Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any (each as specified in the applicable Pricing Supplement) until the principal thereof is paid or payment thereof is duly provided for. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period (the "Maximum Interest Rate") and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period (the "Minimum Interest Rate"). The applicable Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note: (a) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (b) LIBOR (a "LIBOR Note"), (c) the Treasury Rate (a "Treasury Rate Note"), (d) the Federal Funds Rate (a "Federal Funds Note"), (e) the Prime Rate (a "Prime Rate Note") or (f) such other Base Rate or Spread as is specified in the applicable Pricing Supplement.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. If an auction of Treasury bills (as defined below) falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the following day that is a Business Day.

  Interest on each Floating Rate Note will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period"). Except as provided below or in the applicable Pricing Supplement, the date or dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes with a semiannual Interest Payment Period, the third Wednesday of each of the two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Payment Period, the third Wednesday of the month specified in the applicable Pricing Supplement. If any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Stated Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Stated Maturity Date.

  Unless otherwise specified in the applicable Pricing Supplement, interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date.

  Unless otherwise specified in the applicable Pricing Supplement, accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, Federal Funds Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum or Minimum Interest Rate limitation referred to above and to any adjustment by a Spread or Spread Multiplier referred to above; provided, however, that (a) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date set forth in the applicable Pricing Supplement will be the "Initial Interest Rate" determined as specified in the applicable Pricing Supplement, and (b) the interest rate in effect for the ten calendar days immediately prior to Maturity will be that in effect on the tenth calendar day preceding Maturity.

  Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an

Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face of such Note are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction of Treasury bills is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

  The "Calculation Date", where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment or Stated Maturity Date (or earlier redemption or repayment).

  Unless otherwise specified in the applicable Pricing Supplement, the Company will perform the functions of the calculation agent (in such capacity, the "Calculation Agent") with respect to Floating Rate Notes. Upon request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

 Commercial Paper Rate Notes

  Each Commercial Paper Rate Note will bear interest at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of such Board ("H.15(519)"), under the heading "Commercial Paper--Nonfinancial." If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication of the Federal Reserve Bank ("Composite Quotations") under the heading "Commercial Paper." If such rate is not published by 3:00 p.m., New York City time on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:


                                           D X 360
                   Money Market Yield = -------------- X 100
                                        360 - (D X M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

 LIBOR Notes

  Each LIBOR Note will bear interest at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to an Interest Determination Date, LIBOR will be, as specified in the applicable Pricing Supplement, either: (a) the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that Interest Determination Date ("LIBOR Telerate"), or (b) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

    (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in
  (i)(b) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(a) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 a.m., London time, on that Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("Reference Banks") to prime banks in the London interbank market commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be the rate of LIBOR in effect on such date.

  If LIBOR with respect to any LIBOR Note is indexed to the offered rates for deposits in a Specified Currency other than U.S. dollars, the applicable Pricing Supplement will set forth the method for determining such rate.

 Treasury Rate Notes

  Each Treasury Rate Note will bear interest at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement as such rate is published in H.15(519) under the heading "U.S. Government Securities--Treasury bills-- auction average (investment)" or, if such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Treasury Rate shall be the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

 Federal Funds Rate Notes

  Each Federal Funds Rate Note will bear interest at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that day published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate shall be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If neither of such rates is published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean on such Interest Determination Date calculated by the Calculation Agent of the rates for the last transaction of not less than $1,000,000 in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include one or more of the Agents) selected by the Calculation Agent, prior to 9:00 a.m., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Interest Determination Date.

 Prime Rate Notes

  Each Prime Rate Note will bear interest at the interest rate calculated with reference to the Prime Rate and the Spread or Spread multiplier, if any, specified in such Note and the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Prime Rate" means, with respect to any Interest Determination Date, the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect on such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations, and by as many substitute banks or trust companies as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Interest Determination Date will be the in effect on such Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

INDEXED NOTES

 GENERAL

  The Company may from time to time offer Notes the principal amount of which payable at the Stated Maturity Date is determined by the rate of exchange between the currency or composite currency in which such Notes (the "Currency Indexed Notes") are denominated (the "Denominated Currency") and the other currency or composite currency designated as the Indexed Currency in the applicable Pricing Supplement (the "Indexed Currency"). In addition, Notes may be issued from time to time with the principal amount payable at the Stated Maturity Date and/or the amount of interest payable on any Interest Payment Date to be determined by reference to one or more commodity prices, equity indices or other financial or non-financial indices and on such other terms as may be set forth in the relevant Pricing Supplement (together with the Currency Indexed Notes, the "Indexed Notes"). Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Indexed Notes. Such Indexed Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions, commodity prices, equity indices and other financial or non-financial indices. See "Risk Factors" for information concerning risks of an investment in Indexed Notes.

 CURRENCY INDEXED NOTES

  Unless otherwise indicated in the applicable Pricing Supplement, holders of Currency Indexed Notes will be entitled to receive a principal amount of such Currency Indexed Notes exceeding the amount designated as the face amount of such Currency Indexed Notes in the applicable Pricing Supplement (the "Face Amount") if, at the Stated Maturity Date, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate in the applicable Pricing Supplement (the "Base Exchange Rate"), and will be entitled to receive a principal amount of such Currency Indexed Notes less than the Face Amount of such Currency Indexed Notes, if, at the Stated Maturity Date, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate, in each case determined as described below under "-- Payment of Principal and Interest." Information as to the relative historical value of the applicable Denominated Currency against the applicable Indexed Currency, any exchange controls applicable to such Denominated Currency or Indexed Currency and the tax consequences to holders will be set forth in the applicable Pricing Supplement. An investment in a Currency Indexed Note entails significant risks that are not associated with a similar investment in a security the principal amount of which payable at maturity is not determined by the rate of exchange between two currencies or composite currencies.

  Unless otherwise specified in the applicable Pricing Supplement, the term "Exchange Rate Day" shall mean any day which is a Business Day in The City of New York and, (a) if the Denominated Currency or Indexed Currency is the Canadian Dollar, in Toronto, Canada, (b) if the Denominated Currency or Indexed Currency is the Japanese Yen, in Tokyo, Japan, (c) if the Denominated Currency or Indexed Currency is the Pound Sterling, in London, England, (d) if the Denominated Currency or Indexed Currency is the Australian Dollar, in Melbourne, Australia, (e) if the Denominated Currency or the Indexed Currency is the ECU, in Brussels, Belgium, and/or (f) if the Denominated Currency or the Indexed Currency is any other currency or currency unit (other than the U.S. Dollar), in the principal financial center of the country of such Denominated Currency or Indexed Currency.

 Payment of Principal and Interest

  Unless otherwise specified in the applicable Pricing Supplement, interest will be payable by the Company in the Denominated Currency based on the Face Amount of the Currency Indexed Notes and at the rate and times and in the manner set forth herein and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, principal of a Currency Indexed Note will be payable by the Company in the Denominated Currency at the Stated Maturity Date in an amount equal to the Face Amount of the Currency Indexed Note, plus or minus an amount determined by an agent appointed by the Company (which, unless otherwise specified in the applicable Pricing Supplement, will initially be the Trustee) (the "Determination Agent") by reference to the difference between the Base Exchange Rate and the rate at which the Denominated Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day prior to Stated Maturity Date of such Currency Indexed Note (the "Determination Date") by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Determination Agent from the Reference Dealers (as defined below) in The City of New York at 11:00 a.m., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of such Currency Indexed Note multiplied by the Base Exchange Rate, with the Denominated Currency for settlement at the Stated Maturity Date (such rate of exchange, as so determined, is hereinafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. The principal amount of the Currency Indexed Notes determined by the Determination Agent to be payable at the Stated Maturity Date will be payable to the holders thereof in the manner set forth herein and in the applicable Pricing Supplement. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified as such in the applicable Pricing Supplement or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of Currency Indexed Notes payable at the Stated Maturity Date thereof shall be final and binding on the Company and the holders of such Currency Indexed Notes.

  Unless otherwise specified in the applicable Pricing Supplement, on the basis of the aforesaid determination by the Determination Agent and the formulae and limitations set forth below, (i) if the Base Exchange Rate equals the Spot Rate for any Currency Indexed Note, then the principal amount of such Currency Indexed Note payable at the Stated Maturity Date would be equal to the Face Amount of such Currency Indexed Note; (ii) if the Spot Rate exceeds the Base Exchange Rate (i.e., the Denominated Currency has appreciated against the Indexed Currency during the term of the Currency Indexed Note), then the principal amount so payable would be greater than (but no greater than twice) the Face Amount of such Currency Indexed Note; (iii) if the Spot Rate is less than the Base Exchange Rate (i.e., the Denominated Currency has depreciated against the Indexed Currency during the term of the Currency Indexed Note) but is greater than one-half of the Base Exchange Rate, then the principal amount so payable would be less than the Face Amount of such Currency Indexed Note; and (iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount of the Currency Indexed Note would be payable at the Stated Maturity Date.

  Unless otherwise specified in the applicable Pricing Supplement, the formulae to be used by the Determination Agent to determine the principal amount of a Currency Indexed Note payable at the Stated Maturity Date will be as follows:

    If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of a Currency Indexed Note payable at the Stated Maturity Date shall equal:

          Face Amount + (Face Amount X Spot Rate - Base Exchange Rate
                                                Spot Rate        ).

    If the Base Exchange Rate exceeds the Spot Rate, the principal amount of a Currency Indexed Note payable at the Stated Maturity Date (which shall, in no event, be less than zero) shall equal:

          Face Amount - (Face Amount X Base Exchange Rate - Spot Rate
                                                Spot Rate        ).

  If the formulae set forth above are applicable to a Currency Indexed Note, the maximum principal amount payable at the Stated Maturity Date in respect of such Currency Indexed Note would be an amount equal to twice the Face Amount and the minimum principal amount payable would be zero.

  Unless otherwise specified in the applicable Pricing Supplement, in the event of any redemption or repayment of the Currency Indexed Notes prior to the Stated Maturity Date, the term "Stated Maturity Date" used above would refer to the redemption or repayment date of such Currency Indexed Notes.

 Payment Currency

  Except as set forth below, if payment on a Note is required to be made in a Specified Currency other than U.S. dollars and on a payment date with respect to such Note such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in such foreign currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for such currency, or as otherwise indicated in the applicable Pricing Supplement.

  If payment on a Note is required to be made in ECUs and on a payment date with respect to such Note ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in ECUs shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which ECUs were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise indicated in the applicable Pricing Supplement.

  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or in the applicable Pricing Supplement that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes and the Company, and the Exchange Rate Agent shall have no liability therefor.

AMORTIZING NOTES

  The Company may from time to time offer Amortizing Notes. Information concerning terms and conditions of any issuance of Amortizing Notes will be provided in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth on such Notes.

REDEMPTION AND REPAYMENT

  The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to maturity or that such Note will be redeemable at the option of the Company on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

  The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to maturity or that such Note will be repayable at the option of the holder on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

  In order for a Note to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the holder of a Note shall be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

  If a Note is represented by a Global Security, the Depositary's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

  Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity Date shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of redemption or repayment, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

  The Company will comply with Rule 14e-1 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any other tender offer rules under the 1934 Act which may then be applicable in connection with any obligation of the Company to purchase Notes at the option of the holders thereof.

REPURCHASE

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

BOOK-ENTRY SYSTEM

  Upon issuance, all Book-Entry Notes denominated in the same Specified Currency, Original Issue Date, Stated Maturity Date, redemption and repayment provisions, Interest Payment Period and Dates, in the case of Fixed Rate Notes, interest rate or, in the case of Floating Rate Notes, Base Rate, Initial Interest Rate, Index Maturity, Interest Reset Period and Dates, Spread or Spread Multiplier, if any, Maximum Interest Rate, if any, and Minimum Interest Rate, if any, and, in the case of Currency Indexed Notes, Denominated Currency, Indexed Currency, Face Amount and Base Exchange Rate will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, DTC or other Depositary specified in the applicable Pricing Supplement, and registered in the name of the Depositary or its nominee. Book-Entry Notes will not be exchangeable for Certificated Notes and, except as set forth in the Prospectus, will not otherwise be issuable in definitive form. Unless otherwise specified in the applicable Pricing Supplement, DTC will be the Depositary. DTC currently only accepts Notes that are denominated in a Specified Currency of U.S. dollars. See "Description of Debt Securities--Provisions Applicable to Senior, Subordinated and Junior Subordinated Debt Securities--Book Entry, Delivery and Form" and "--Same-Day Settlement" in the Prospectus.

FOREIGN CURRENCY JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that in an action based on an obligation expressed in a currency other than U.S. dollars a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

CREDIT RATINGS

  Any credit ratings assigned to the Company's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of such Notes in light of their particular circumstances.

                    CERTAIN UNITED STATES TAX CONSIDERATIONS

UNITED STATES HOLDERS

  The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of a Note, including a Note denominated in a single currency or currency unit other than the U.S. dollar (a "Foreign Currency Note"). This summary applies to any holder that is a citizen or resident of the United States, a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, an estate or trust the income of which is subject to United States federal income taxation regardless of its source (a "United States person") or any other person or entity that otherwise is subject to United States federal income taxation on a net income basis in respect of a Note (a "United States holder"). This summary is based on laws, regulations, rulings and decisions now in effect (or, in the case of certain Treasury regulations, now in proposed form), all of which are subject to change, including retroactively. This summary deals only with United States holders that will hold Notes as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules, such as financial institutions, tax-exempt organizations, regulated investment companies, insurance companies or dealers in securities or currencies, persons that will hold Notes as a position in a "straddle" or as part of a hedging transaction for tax purposes, or persons that have a "functional currency" other than U.S. dollars. Additional United States federal income tax considerations applicable to particular Notes may be set forth in the applicable Pricing Supplement. Certain United States federal income tax considerations that may be relevant to a non-United States holder with respect to the ownership of Notes are summarized below under "United States Alien Holders."

  Investors should consult their own tax advisors in determining the tax considerations that may be relevant in connection with holding, purchasing or disposing of the Notes, including the application to their particular situation of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

PAYMENTS OF INTEREST

  Payments of interest on a Note, other than interest on an Original Issue Discount Note that is not a payment of "qualified stated interest" (as defined below under "Original Issue Discount"), will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States holder's method of tax accounting). If a United States holder elects to receive payments of interest pursuant to the terms of a Foreign Currency Note in a currency or composite currency other than U.S. dollars (a "foreign currency"), the amount of interest income realized by a cash basis United States holder will be the U.S. dollar value of the interest payment received based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. In the case of an accrual basis United States holder not electing the "spot rate convention," described below, the amount of interest income with respect to an interest accrual period will be the U.S. dollar value of the interest accrued during the period based on the average exchange rate in effect during the period (or, with respect to an interest accrual period that spans two taxable years, the partial period within the taxable year), and, upon receipt of payment of accrued interest (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note), the accrual basis United States holder will recognize ordinary foreign currency exchange gain or loss measured by the difference between the amount of interest income previously accrued and the U.S. dollar value of the interest payment received based on the exchange rate in effect on the date of receipt (subject to a limitation that the sum of any such exchange gain or loss with respect to principal and interest is recognized only to the extent of the total gain or loss to the holder on the transaction), regardless of whether the payment is in fact converted into U.S. dollars. Accrual basis United States holders may determine the U.S. dollar value of any interest income accrued in a Specified Currency under an alternative method, as described below in the case of a "spot rate convention election." These exchange rates may not be the same exchange rates as those determined by the Exchange Rate Agent for converting interest payments on a Foreign Currency Note into U.S. dollars. Therefore, a holder of a Foreign Currency Note that receives interest payments in U.S. dollars may realize more or less interest income for federal income tax purposes than it receives in cash. Any foreign currency gain or loss will be treated as ordinary income or loss and not as additional interest income or interest expense unless otherwise provided in future regulations or administrative pronouncements.

  If a United States holder elects to receive interest payments in a foreign currency, an additional foreign currency gain or loss could result on the sale or other disposition of foreign currency received if the exchange rate on the date of sale or other disposition differs from the exchange rate on the date of receipt. A United States holder will have a tax basis in foreign currency equal to the U.S. dollar value of such foreign currency, determined at the time of receipt. Any foreign currency gain or loss recognized by a United States holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars) will be treated as ordinary income or loss, and not as interest income or expense unless otherwise provided in future regulations or administrative pronouncements.

PURCHASE, SALE AND RETIREMENT OF NOTES

  A United States holder's tax basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount (and market discount) and reduced by any amortized premium (each as described below) and any payments other than qualified stated interest payments made on such Note, such as principal payments received by such holder in the case of an Amortizing Note. In the case of a Foreign Currency Note, the cost of such Note to a United States holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a Foreign Currency Note in respect of original issue discount and premium will be determined in the manner described below. A United States holder who purchases a Note with foreign currency will recognize foreign currency gain or loss attributable to the difference, if any, between his tax basis in the foreign currency and the fair market value of the Note in U.S. dollars on the date of purchase of such Note. However, the conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a Note generally will not result in taxable foreign currency gain or loss for a United States holder.

  Upon the sale, exchange or retirement of a Note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the holder's tax basis in the Note. A holder who receives U.S. dollar payments on the sale, exchange or retirement of a Foreign Currency Note may have a different amount realized for United States federal income tax purposes than the amount it receives in cash, because the relevant exchange rates required to be used for United States federal income tax purposes may not be the same as the exchange rates used by the Exchange Rate Agent to convert foreign currency payments into U.S. dollar payments.

  If a United States holder elects to receive foreign currency in respect of the sale, exchange or retirement of a Foreign Currency Note, the amount realized generally will be the U.S. dollar value of the foreign currency received (on the date that payment is received or the Note is disposed of, in accordance with the United States holder's method of tax accounting). In addition, a holder will recognize foreign currency gain or loss on the principal of a Foreign Currency Note attributable to the movement in exchange rates between the time of purchase and the time of sale, exchange or retirement of the Note. Such foreign currency gain or loss cannot exceed the related non-exchange gain or loss. This foreign currency gain or loss will be treated as ordinary income or loss and not as interest income or expense unless otherwise provided in future regulations or administrative pronouncements.

  If a United States holder elects to receive payment in a foreign currency, an additional foreign currency gain or loss could result on the sale or other disposition of the foreign currency received if the exchange rate on the date of sale or other disposition differs from the exchange rate on the date of receipt. A United States holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. Any gain or loss realized by a United States holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars) will be treated as ordinary income or loss and not as interest income or expense unless otherwise provided in future regulations or administrative pronouncements.

  Except as discussed above with respect to foreign currency gain or loss and below with respect to market discount, gain or loss recognized by a United States holder on the sale, exchange or retirement of a Note generally will be capital gain or loss. Under recent legislation, the capital gain will be long-term gain if the Note has been held by the holder for more than 18 months, will be mid-term gain if the Note has been held by the holder for more than one year but not more than 18 months, and otherwise will be short-term gain. The maximum marginal rate on ordinary income for individuals, trusts and estates currently is 39.6%, but due to the phase-out of personal exemptions and the enactment of limitations on itemized deductions for individual taxpayers whose adjusted gross income exceeds certain threshold amounts that depend on the taxpayer's filing status, the actual maximum marginal rate may be greater. By contrast, the maximum rate on the net capital gain of individuals, trusts and estates is 20% for long-term gains and 28% for mid-term gains. Capital gains and ordinary income of corporate taxpayers are taxed at a nominal maximum rate of 35%.

  In addition to the special foreign currency rules discussed above, the provisions governing the taxation of foreign currency transactions otherwise may affect the taxation of both interest and principal payments received by a United States holder on a Foreign Currency Note. Thus, for example, the source of all foreign currency gains and losses is determined by reference to the residence of the taxpayer. Further, the United States Treasury Department has the authority to issue regulations to recharacterize interest and principal payments with respect to obligations denominated in hyperinflationary currencies.

ORIGINAL ISSUE DISCOUNT

  United States holders of Original Issue Discount Notes generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended (the "Code"), and certain final regulations issued thereunder that apply to debt instruments issued on or after August 13, 1996 (the "Regulations"). United States holders of such Notes having a maturity of more than one year from the date of issue should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

  A Note will be treated as issued with original issue discount ("an Original Issue Discount Note") in an amount equal to the excess, if any, of the Note's "stated redemption price at maturity" over its issue price (defined as the first price at which a substantial amount of the Notes in an issue are sold (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters or wholesalers)), unless such excess is generally less than 0.25% of such Note's stated redemption price at maturity multiplied by the number of complete years to its maturity (which "de minimis" excess would be reported under one of several alternative methods). "Stated redemption price at maturity" is defined as the total of all payments provided by the Note that are not payments of "qualified stated interest." "Qualified stated interest" is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate, or certain variable rates or certain combinations of rates, as discussed below. Qualified stated interest payments are included in income in accordance with the holder's regular method of accounting. See "Payments of Interest" above. Whether the rate of interest with respect to a Fixed Rate Note or Floating Rate Note is qualified stated interest and whether a note is an Original Issue Discount Note will be described in the applicable Pricing Supplement. An accrual basis holder may elect to include in gross income all interest income on a debt instrument by using a constant yield method.

  In general, each United States holder of an Original Issue Discount Note having a maturity of more than one year from the date of issue, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that Note for all days during the taxable year on which the United States holder owns the Note. The daily portions of original issue discount on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. The accrual period for an Original Issue Discount Note may be of any length and may vary in length over the term of such Note, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs at the end of an accrual period. In general, the computation of original issue discount is simplest if accrual periods correspond to the intervals between payment dates provided by the terms of the Original Issue Discount Note. The appropriate Agent will specify the accrual period it intends to use in the applicable Pricing Supplement, although the holder is not bound by the choice made by the Agent.

  In the case of an initial holder, the amount of original issue discount on an Original Issue Discount Note allocable to each accrual period is determined by
(i) multiplying the "adjusted issue price" (as defined below) of the Note at the beginning of an accrual period by a fraction, the numerator of which is the applicable yield to maturity (determined by compounding at the end of each accrual period and properly adjusted for the length of the accrual period) of the Note and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount, if any, payable as interest during that accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period will be the sum of its issue price (including accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments that were not qualified stated interest payments. In determining original issue discount allocable to each accrual period included in any interval between qualified stated interest payments, the qualified stated interest payable at the end of the interval would be allocated on a pro rated basis to each such accrual period, and the adjusted issue price would be increased by the amount of any qualified stated interest accrued prior to the beginning of the accrual period but not payable until a later date. As a result of this "constant yield" method of including original issue discount income, the amounts so includible in income by a United States holder in respect of an Original Issue Discount Note are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis, ignoring the effect of foreign currency exchange rate fluctuations in the case of a Foreign Currency Note.

  The Regulations set forth a set of special rules for "variable rate debt instruments," as a consequence of which Floating Rate Notes and Indexed Notes may or may not be Original Issue Discount Notes. Notice will be given in the applicable Pricing Supplement when a particular Note will be an Original Issue Discount Note. Unless an applicable Pricing Supplement so indicates, Floating Rate Notes and Indexed Notes will not be Original Issue Discount Notes. If a Note that provides for a variable rate of interest does not qualify as a variable rate debt instrument, the Note will be a contingent payment debt instrument, as discussed below.

  A variable rate debt instrument is a debt instrument that (i) provides for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate, or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (ii) has an issue price that generally does not exceed the total noncontingent principal payments by more than the lesser of (a) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity or (b) 15% of the total noncontingent principal payments. No principal payments may be contingent. In addition, a qualified floating rate or objective rate in effect at a given time for a Note must be set at a value of that rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

  In case of a variable rate debt instrument, qualified stated interest includes payments that are unconditionally payable (or that will be constructively received under Section 451 of the Code) in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Note at (i) a single fixed rate, (ii) a single "qualified floating rate" or (iii) a single "objective rate."

  Subject to certain exceptions, a variable rate of interest is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a Spread Multiplier) that is greater than 0.65 but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate (i.e., a Spread). If the variable rate equals the product of an otherwise qualified floating rate and a single fixed multiplier greater than 1.35, however, such rate will generally constitute an "objective rate," described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the Note).

  Subject to certain exceptions, an "objective rate" is defined as a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, and may include (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a Note denominated in a currency other than the currency in which the Note is denominated, (iii) the yield or changes in the price of one or more items of personal property (other than stock or debt of the Company or a related party) that is "actively traded" or (iv) a combination of the rates described in clauses (i), (ii) and (iii) of this sentence. A variable rate of interest on a Note will not be considered an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term.

  If interest on a Note is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

  If a Note provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable (or that will be constructively received under Section 451 of the Code) in cash or in property (other than debt instruments of the issuer) at least annually during the entire term of the Note, all stated interest with respect to the Note will be qualified stated interest and such interest allocable to an accrual period will be increased (or decreased) if the interest paid during an accrual period exceeds (or is less than) the interest assumed to be paid during such accrual period.

  If a Note provides for interest at (i) more than one qualified floating rate,
(ii) a single fixed rate and one or more qualified floating rates or (iii) in certain cases a single fixed rate and a single objective rate, then all or a portion of the Note's stated interest may be treated as qualified stated interest. However, in certain instances a portion of that Note's stated interest will not be so treated, but instead will be included in the Note's stated redemption price at maturity. As a result, such Note may be treated as being issued with original issue discount. The amount of interest and original issue discount accruals for the Notes are determined by reference to a hypothetical equivalent fixed rate debt instrument pursuant to the following steps: First, a "fixed rate substitute" is determined for each variable rate provided for in the Note, which for a qualified floating rate generally equals the value of that rate on the issue date (with adjustments in certain circumstances to reflect different intervals between interest adjustment dates), and for an objective rate will be a fixed rate that reflects the yield that is reasonably expected for the Note. Second, an equivalent fixed-rate note is constructed that has terms that are identical to those provided under the Note, except that the equivalent fixed rate note provides for the fixed rate substitutes determined above in lieu of the qualified floating rate or objective rate provided under the Note. Third, the amount of qualified stated interest and original issue discount, if any, are determined for the equivalent fixed-rate note under the general rules described above and are taken into account as if the United States holder held the equivalent fixed-rate note. Fourth, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during an accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed-rate note. The Regulations are unclear in certain respects as to the method for making this adjustment.

  For purposes of determining the yield to maturity and the amount of original issue discount of an Original Issue Discount Note, the Regulations may aggregate all Notes issued to a holder as part of the same issue (i.e., Notes with the same credit and payment terms and sold at substantially the same time pursuant to a common plan of marketing) as a single Note for purposes of determining the original issue discount includible by such holder in income. Unless otherwise provided in the applicable Pricing Supplement, the Company does not expect to treat different types of Notes as being subject to the aggregation rules for purposes of computing original issue discount.

  The Regulations also set forth certain rules regarding the treatment of a debt instrument that may be either purchased or retired before its stated maturity date, at the option of the issuer or the holder of such debt instrument. Pursuant to these rules, the debt instrument will be presumed to be redeemed or not redeemed depending on the impact of such action on the yield to maturity of such debt instrument. These rules may affect the amount of original issue discount of an Original Issue Discount Note depending on the specific terms of such Note. However, if the amount payable on an Original Issue Discount Note (in the event of the redemption or repayment of such Note prior to its Stated Maturity Date) is the Amortized Face Amount of such Note as of the date of redemption or repayment, as the case may be, then under these rules, such repurchase or repayment option should have no effect upon the original issue discount includible with respect to such Original Issue Discount Note.

  In the case of an Original Issue Discount Note that is also a Foreign Currency Note, a United States holder, absent the election described in the second following sentence, should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating the foreign currency amount so derived at the average exchange rate in effect during that accrual period (or, with respect to an accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Upon the receipt of payment attributable to accrued original issue discount (whether in connection with a payment of interest or the sale or retirement of a Note), a United States holder will recognize ordinary foreign currency exchange income or loss measured by the difference between the U.S. dollar value of the accrued original issue discount based on such average exchange rate and the U.S. dollar value of the payment based on the exchange rate in effect on the date of receipt (subject to a limitation that exchange gain or loss is limited to total gain or loss on the transaction). A United States holder may elect with respect to the translation described in clause (ii) of the second preceding sentence to translate the foreign currency amount so derived at the exchange rate on the last day of the accrual period (and in the case of a partial accrual period, the exchange rate on the last day of the taxable year). To make such election, the holder must file a statement with the holder's first income tax return in which the election is effective clearly indicating such election, and must consistently apply such election to all debt instruments from year to year unless permitted otherwise by the Internal Revenue Service. Because exchange rates may fluctuate, a United States holder of an Original Issue Discount Note that is also a Foreign Currency Note may recognize a different amount of original issue discount income in each accrual period than would the holder of a similar Original Issue Discount Note denominated in U.S. dollars. As noted above, such holder may recognize foreign currency gain or loss with respect to original issue discount on an Original Issue Discount Note that is also a Foreign Currency Note. Under regulations yet to be issued, the foreign currency tax treatment of an Original Issue Discount Note that is also a Foreign Currency Note may differ if such a Note is considered to be a contingent payment debt instrument.

  A subsequent United States holder of an Original Issue Discount Note that purchases the Note at a cost less than its stated principal amount also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. In accordance with a formula, the amount of such original issue discount will be reduced if the amount paid by such subsequent United States holder for such Original Issue Discount Note exceeds the sum of its issue price plus the aggregate amount of original issue discount accrued through the purchase date.

  In general, a holder of a Note who uses the cash method of tax accounting (e.g., an individual) is not required to accrue original issue discount with respect to an Original Issue Discount Note that matures one year or less from the date of its issuance (a "short-term Original Issue Discount Note") unless an election is made by such holder to do so. A United States holder who reports income for United States federal income tax purposes on the accrual method of tax accounting or a cash basis holder who makes the election to accrue original issue discount with respect to such a Note is required to include original issue discount on such a Note on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant interest method based on daily compounding. In the case of a United States holder who is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of the short-term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant interest method based on daily compounding) through the date of sale, exchange or retirement. In addition, such a non-electing holder who is not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such a short-term Original Issue Discount Note in an amount not exceeding the deferred interest income, until such deferred interest income is realized.

  Under the Regulations, an accrual basis United States holder may elect to treat all interest on any Note as original issue discount and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a United States holder makes this election for a Note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions described below, and the electing United States holder will be required to amortize bond premium or include market discount in income currently for all of the United States holder's other debt instruments with market discount or amortizable bond premium. The election is to be made for the taxable year in which the United States holder acquired the Note, and may not be revoked without the consent of the Internal Revenue Service. United States holders should consult with their own tax advisors about this election.

  For all debt instruments issued with contingent payments (e.g., certain payments of interest on Floating Rate Notes or Indexed Notes that are not paid or treated as paid at a qualified floating rate or an objective rate, as described above) the issuer must determine a projected payment schedule for the debt instrument as of the issue date and, based on such schedule (and the issue price), determine the instrument's projected yield and the daily portions of interest that accrue on the debt instrument (effectively, original issue discount). Such accruals will be required to be included in income even though, for example, contingent payments are not yet fixed. The projected payment schedule will contain all noncontingent payments and a projected amount for each contingent payment, all determined as of the instrument's issue date. Investors should consult their own tax advisors concerning the possible application of any regulations relating to contingent payments on the Notes.

  In the case of a Foreign Currency Note, a United States holder may elect to translate original issue discount (and, in the case of an accrual basis United States holder, accrued interest) into U.S. dollars at the exchange rate in effect on the last day of an accrual period for the original issue discount or interest, or in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year (the "spot rate convention election"). Additionally, if a payment of accrued original issue discount or accrued interest is actually received within 5 business days of the last day of the accrual period or taxable year, an electing United States holder may instead translate such original issue discount or interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States holder, and will be irrevocable without the consent of the Internal Revenue Service. United States holders should consult with their own tax advisors about this election.

PREMIUM AND MARKET DISCOUNT

  A United States holder that purchases a Note, including an Original Discount Note, at a premium (defined under the Regulations as an amount paid in excess of all amounts payable on the instrument after the purchase other than qualified stated interest) is not subject to the original issue discount rules, and may elect to amortize the "amortizable bond premium" (defined generally under the Code as an amount paid in excess of the amount payable at maturity), in which case the amount required to be included in the United States holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the holder's yield to maturity) to such year. Any such election shall apply to all debt instruments (other than bonds the interest on which is excludable from gross income) held by the United States holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States holder, and is irrevocable without the consent of the Internal Revenue Service.

  A United States holder that purchases an Original Discount Note at an acquisition premium (defined under the Regulations as an amount paid in excess of its adjusted issue price but less than or equal to all amounts payable on the instrument after the purchase other than qualified stated interest) is subject to the original issue discount rules, but proportionately reduces the daily portions of original issue discount includible in income to reflect the premium paid relative to issue price. In lieu of such offset, the holder may compute original issue discount accruals by treating the purchase price as the issue price and applying the constant yield method.

  In the case of premium on a Foreign Currency Note, a United States holder should calculate the amortizable premium in the foreign currency in which the
Note is denominated (or in which the payments are determined). Amortizable premium generally will reduce the United States holder's interest income measured in foreign currency. Foreign currency exchange gain or loss will be realized with respect to amortizable premium based on the difference between the spot exchange rate on the date the premium is paid to acquire the Note and the spot exchange rate on the date the premium is treated as being returned as part of the stated interest.

  If a subsequent purchaser of a Note disposes of such Note, holds it until maturity or receives a principal payment, the tax consequences are the same as described above, except that any gain upon a sale or other disposition (including certain nontaxable dispositions such as a gift and upon receipt of principal payments) will be recognized and treated as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues. The United States holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note. Such holder may instead elect to include market discount in income as it accrues, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service. Market discount will generally equal the excess, if any, of the adjusted basis that the Note would have in the hands of the original holder (or in the case of an Original Issue Discount Note, its issue price plus the aggregate amount of original issue discount previously accrued thereon) over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing ratably over the term of such Note, or at the election of the holder, under a constant yield method.

  Market discount on a Foreign Currency Note is determined in the foreign currency in which the Note is denominated (or in which the payments are determined). Accrued market discount that is not currently included in the holder's income will not result in exchange gain or loss. Exchange gain or loss with respect to accrued market discount currently includible in income is calculated in the same manner as exchange gain or loss with respect to accrued interest income, as described above.

CURRENCY INDEXED NOTES

  The federal income tax consequences relating to Currency Indexed Notes are unclear. Two possible approaches exist. Under one approach, the Currency Indexed Notes would constitute debt obligations of the Company for United States federal income tax purposes on which payments denominated as interest would be treated as such, no portion of the issue price of the Currency Indexed Notes would be separately allocated to the foreign exchange feature of the Currency Indexed Notes, and gain or loss recognized by a United States holder on the sale or retirement of a Currency Indexed Note which is attributable to changes in exchange rates would be treated as ordinary income or loss, and not as interest income or expense except as provided in Temporary Treasury Regulation Section 1.861-9T or in future regulations or administrative pronouncements.

  A second approach would be to treat a Currency Indexed Note as subject to the contingent payment rules contained in the Regulations described above under "Original Issue Discount," because the principal amount payable with respect to a Currency Indexed Note may vary depending upon the foreign exchange feature. If a Currency Indexed Note were treated as a contingent debt instrument subject to the Regulations, a projected payment schedule including the contingent and noncontingent payments would have to be determined and the excess of such payments over the issue price of such Note would have to be accrued in income over such schedule in advance of the receipt of such payments.

  The United States federal income tax treatment of payments with respect to Currency Indexed Notes may differ under future regulations from the treatment discussed above with respect to other Notes denominated in a foreign currency if Currency Indexed Notes are considered to be debt instruments denominated in more than one currency. Persons considering the purchase of Currency Indexed Notes should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

UNITED STATES ALIEN HOLDERS

  In the opinion of Katten Muchin & Zavis, special tax counsel to the Company, under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

    (i) interest and principal payments, including premium, and original issue discount on an Original Issue Discount Note (as defined above), made by the Company or any of its paying agents on a Note to any holder which is a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust (a "United States Alien") will not be subject to United States withholding tax, provided that in the case of original issue discount or interest, (a) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the holder is not a controlled foreign corporation that is related to the Company through stock ownership, (c) the holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code, (d) the interest is not contingent interest for this purpose, and (e) either (1) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a United States person (as defined above) and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note on behalf of the beneficial owner certifies to the Company or its agent, under penalty of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

    (ii) a holder of a Note who is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Note if such gain is not effectively connected with the conduct of a United States trade or business and, in the case of a United States Alien holder who is an individual, such holder is not present in the United States for a total of 183 days or more during the taxable year in which such gain is realized; and

    (iii) a Note held by an individual who at the time of death is not a citizen or resident of the United States (including its territories, possessions and other areas subject to its jurisdiction, such as the Commonwealth of Puerto Rico) will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, the interest is not contingent interest for this purpose, and at the time of the individual's death, payments with respect to the Note would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

  The opinion of counsel as set forth above is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus Supplement. Subsequent developments in these areas could have a material effect on the opinion. Purchasers of a Note should consult their own tax advisors with respect to their particular circumstances.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Under current United States federal income tax law, a 31% "backup" withholding tax is applied to certain interest and principal payments (including premium and original issue discount) made to, and to the proceeds of sales before maturity by, certain United States persons if such persons fail to supply taxpayer identification numbers and other information. In addition, certain persons making such payments are required to submit information returns to the United States Treasury Department with regard to those payments. Backup withholding and information reporting, however, generally do not apply to any such payments made to certain "exempt recipients" such as corporations. Under current law, backup withholding and information reporting will not apply to interest and principal payments (including premium and original issue discount) made by the Company or any of its paying agents on a Note if the Company or such paying agents, as the case may be, receive the certification described in section (i)(e) under "United States Alien Holders" above and do not have actual knowledge that the payee is a United States person, and in the case of principal payments (including premium), receive certification from the payee as to the absence of the conditions set forth in section (ii) under "United States Alien Holders" above.

  Under current regulations, payments on the sale, exchange or retirement of a Note to or through a foreign office of a broker will not be subject to backup withholding. Such payments, however, will be subject to information reporting if the broker is a United States person, a controlled foreign corporation for United States federal income tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

  Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service.

  On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                              PLAN OF DISTRIBUTION

  Under the terms of a Distribution Agreement between the Company and each of the Agents, the Notes are being offered on a continuous basis by the Company through the Agents, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancAmerica Robertson Stephens, Chase Securities Inc., Citicorp Securities, Inc., Credit Suisse First Boston Corporation, First Chicago Capital Markets, Inc., Goldman, Sachs & Co., Lehman Brothers, Lehman Brothers Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, each of whom has agreed to use its reasonable best efforts to solicit offers to purchase Notes. The Company will pay each Agent a commission, in the form of a discount, of .125% to .750% of the principal amount of each Note sold through such Agent, depending upon the maturity of the Note. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company.

  Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at varying prices determined at the time of sale by such Agent, or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price, or may be resold to certain dealers as described above. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of a fixed price reoffering), concession and discount may be changed.

  The Company may also sell Notes directly on its behalf to investors other than the Agents. In the case of such sales made directly by the Company, no commission will be payable to any of the Agents.

  The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject, in whole or in part, any offer to purchase Notes received by it.

  No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each Agent may make a market in the Notes, but no Agent is obligated to do so. Any Agent that makes a market in the Notes may discontinue market-making at any time without notice. There can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for any of the Notes. See "Risk Factors--Structure Risks."

  In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, such Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in the Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement, such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Each of the Agents and certain affiliates thereof engage in transactions with, and perform services, for the Company in the ordinary course of business.

  The Company has agreed to indemnify each Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments such Agent may be required to make in respect thereof. Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act. The Company has also agreed to reimburse the Agents for certain expenses.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Notes will be passed upon for the Company by Mark J. Ohringer, Esq., Associate General Counsel of the Company, and for the Agents by Katten Muchin & Zavis, Chicago, Illinois. Katten Muchin & Zavis from time to time acts as counsel in certain matters for the Company and certain of its subsidiaries. Katten Muchin & Zavis, Chicago, Illinois will also act as special tax counsel to the Company with respect to the Notes.

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  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTA-
TIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHO-RIZED. THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUPPLEMENT) AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS SUP-PLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLIC-ITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLE-MENT (INCLUDING THE PRICING SUPPLEMENT) AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUP-PLEMENT) AND THE PROSPECTUS.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Risk Factors..............................................................  S-2
Important Currency Information............................................  S-4
Description of Notes......................................................  S-4
Certain United States Tax Considerations.................................. S-18
Plan of Distribution...................................................... S-29
Legal Matters............................................................. S-30

                                  PROSPECTUS
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
Safe Harbor for Forward-Looking Statements................................    3
The Company...............................................................    4
Use of Proceeds...........................................................    9
Selected Financial Data...................................................   10
Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges
 and Preferred Stock Dividends............................................   11
Description of Debt Securities............................................   11
Description of Warrants...................................................   21
Description of Capital Stock..............................................   22
Plan of Distribution......................................................   26
Legal Matters.............................................................   27
Independent Public Accountants............................................   27

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                              U.S.$2,500,000,000

                            HELLER FINANCIAL, INC.

                              MEDIUM-TERM NOTES,
                                   SERIES H

                             DUE FROM NINE MONTHS
                                TO THIRTY YEARS
                              FROM DATE OF ISSUE

                                     LOGO

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                              MERRILL LYNCH & CO.

                        BANCAMERICA ROBERTSON STEPHENS

                             CHASE SECURITIES INC.

                           CITICORP SECURITIES, INC.

                          CREDIT SUISSE FIRST BOSTON

                      FIRST CHICAGO CAPITAL MARKETS, INC.

                             GOLDMAN, SACHS & CO.

                                LEHMAN BROTHERS

                          J.P. MORGAN SECURITIES INC.

                                UBS SECURITIES

                               NOVEMBER 17, 1997

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